Exhibit 10.77

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE PARENT, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED (AS SUCH TERM IS DEFINED IN THAT SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 2, 2002 (THE “PURCHASE AGREEMENT”), BY AND AMONG EQUINIX, INC., A DELAWARE CORPORATION (“PARENT”), THE GUARANTORS THERETO, AND THE PURCHASERS NAMED IN SCHEDULE 1 AND SCHEDULE 2 THERETO)) DURING THE PERIOD BEGINNING ON THE CLOSING DATE (AS SUCH TERM IS DEFINED IN THE PURCHASE AGREEMENT) AND CONTINUING TO THE DATE THAT IS 180 DAYS FOLLOWING THE CLOSING DATE, EXCEPT AS PERMITTED UNDER THE PURCHASE AGREEMENT. A COPY OF THE PURCHASE AGREEMENT HAS BEEN FILED WITH THE SECRETARY OF PARENT AND IS AVAILABLE UPON REQUEST.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE WAS DECEMBER 31, 2002. INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF OID, AND THE YIELD TO MATURITY MAY BE OBTAINED BY WRITTEN REQUEST OF THE HOLDER OF THIS NOTE TO THE SECRETARY OF PARENT.

EQUINIX, INC.

14% SERIES A-1 CONVERTIBLE SECURED NOTE DUE 2007

Security No. CSN-1	DECEMBER 31, 2002

FOR VALUE RECEIVED, Equinix, Inc., a Delaware corporation (“Parent”) hereby promises to pay to i-STT Investments Pte Ltd, or registered assigns (“Holder”), the principal amount of $30 million on November 1, 2007, with interest at the rate of fourteen percent per annum (computed on the basis of a 360 day year for actual days elapsed) payable in PIK Notes semi annually in arrears on each May 1 and November 1 commencing on May 1, 2003, on the unpaid principal balance hereof from and including the date hereof until the entire principal balance hereof and all accrued interest hereunder is paid in full.

This Note is one of the Notes issued pursuant to a Securities Purchase Agreement, dated as of October 2, 2002 (the “Purchase Agreement”), by and among Parent, the Existing Guarantors named therein and the Purchasers named therein and is entitled to the benefits of the Purchase Agreement. Reference hereby is made to the Purchase Agreement for a statement of each of such terms and conditions, and each of the terms and conditions of the Purchase Agreement are incorporated herein by this reference. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

Any payments that fall due hereunder on a day that is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation of interest due hereunder. If any amount of principal hereof or interest thereon or any other amount payable hereunder or under the Purchase Agreement, shall not be paid in full when due and in the manner provided herein (whether at the stated maturity, by acceleration or otherwise), Parent shall pay interest (after as well as before entry of judgement thereon to the extent permitted by law) on such unpaid amount to Holder, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Holder, at a rate per annum equal, at all times, to fourteen percent (computed on the basis of a 360 day year for the actual number of days elapsed).

This Note is convertible, at the option of Holder, on the terms and subject to the conditions set forth in the Purchase Agreement, into shares of Parent’s Series A Preferred Stock, par value $0.001 per share, or Series A-1 Preferred Stock, par value $0.001 per share.

This Note is convertible, at the option of Parent, on the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, into shares of the Parent’s Series A Preferred Stock, par value $0.001 per share, or Series A-1 Preferred Stock, par value $0.001 per share.

Upon the occurrence of a Change in Control, Parent is obligated to offer to purchase all of the Notes at the prices and on the terms specified in the Purchase Agreement.

This Note is not subject to prepayment.

This Note is equally and ratably secured by the Collateral Documents, except as provided therein. Reference is made to the full text of the Collateral Documents for the nature and extent of the security interest created thereby and the terms and conditions upon which such security interest may be released.

The payment of all principal of, premium (if any) and interest on this Note and the other Notes has been unconditionally guaranteed by Subsidiaries of Parent pursuant to separate and several Guarantees. Reference is made to the full text of such Guarantees.

If an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Purchase Agreement

This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder or such registered Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of the transferee. Prior to due presentment for registration of transfer, Parent may treat the Person in whose name this Note is registered as the owner of this Note for the purpose of receiving payment and for all other purposes. Parent will not be affected by any notice to the contrary.

This Note is governed by and shall be construed in accordance with the laws of the Sate of New York, including Section 5-1402 of the New York General Obligations Law. The Holder of this Note, by acceptance of this Note, waives any right to trial by jury and agrees that any action arising out of, related to or otherwise by virtue of this Note will be determined only by arbitration as provided in the Purchase Agreement.

IN WITNESS WHEREOF, Parent has caused this Note to be signed by its duly authorized officer as of the date first written above.

EQUINIX, INC.

By:	/s/ PETER VAN CAMP
Name:	Peter Van Camp
Title:	Chief Executive Officer

OPTION OF HOLDER TO ELECT TO HAVE NOTES PURCHASED

If you want to have this Note purchased by Parent pursuant to the Change in Control Offer made pursuant to Section 9.7 of the Purchase Agreement, check the following box: ☐

If you wish to have only part of your Note purchased by Parent pursuant to the Change of Control Offer made pursuant to Section 9.7 of the Purchase Agreement, state the aggregate principal amount you want to be purchased: $

Date:	Signature:
Title:

(Sign exactly as your name appears on the face of this security. If you are a corporate officer, please provide appropriate evidence of authority).

FORM OF ASSIGNMENT

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE ATTACHED NOTE

FOR VALUE RECEIVED                                      hereby sells, assigns and transfers unto                                               all rights of the undersigned under and pursuant to the attached Note, and the undersigned does hereby irrevocably constitute and appoint                          Attorney to transfer said Note on the books of Equinix, Inc., a Delaware corporation, with full power of substitution.

i-STT Investments Pte Ltd

By:
Name: Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.